Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked by an * and [], have been separately filed with the Commission.

The information below marked with * and [ ] has been omitted pursuant to a request for confidential treatment. The omitted portions have been separately file with the Commission.

                                 August 20, 1996




Sinclair Broadcast Group, Inc.
2000 W. 41st Street
Baltimore, Maryland  21211

River City Broadcasting, L.P.
1215 Cole Street
St. Louis, Missouri  63106

Ladies and Gentlemen:

                  The purpose of this letter (the "Letter Agreement") is to confirm, clarify and supplement the commitments of Fox Broadcasting Company ("FBC"), Fox Children's Network, Inc.("FCN"), Sinclair Broadcast Group, Inc., Sinclair Communications, Inc., and each of its subsidiaries (together with Sinclair Broadcast Group, Inc., "Sinclair") and Cunningham Communications, Inc. set forth in a letter agreement dated November 4, 1994 (the "November 1994 Agreement") and to extend those understandings to apply to certain other FBC-and/or FCN-affiliated stations that are owned, operated or under contract to be acquired or operated by Sinclair. These understandings also shall be reflected in amendments or modifications to the FBC and/or FCN affiliation agreements for the affected stations (collectively, the "Affiliation Agreements" and each an "FBC Affiliation Agreement" or "FCN Affiliation Agreement"). Accordingly, we agree as follows:

GENERAL UNDERSTANDINGS AND AGREEMENTS

         1. [*]

The information below marked by * and [ ] has been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Commission.


[*]




         2. FBC and Sinclair reaffirm their commitment to undertake the obligations set forth in each of the Affiliation Agreements and in Paragraph 1 of the "General Matters" Section of the November 1994 Agreement for each station set forth in Schedule A and River City Broadcasting, L.P. ("River City") agree to undertake such obligations with respect to [*]
                          All such stations listed in Schedule A are hereinafter
referred to as the "Stations." Sinclair and River City acknowledge and agree that in-pattern clearance of FBC and FCN programming is critically important to FBC and FCN and agree to act in good faith to fulfill their obligations as set forth in the respective Affiliation Agreements to clear in pattern all FBC and FCN programming on the Stations, subject only to the preemption rights set forth in Paragraph 11 of the FBC and FCN Affiliation Agreements or as otherwise provided for herein. Except as otherwise provided herein, Sinclair and River City further reaffirm the requirement in the existing FBC/FCN Agreements and specifically commit to clear in pattern on the Stations all new FBC and FCN programming that is rolled out during the terms of the Affiliation Agreements ("New Programming") as soon as reasonably possible after such New Programming is
offered  by FBC or FCN but no later  than [*]              following  receipt of
written  notice  from  FBC  or FCN  regarding  the  roll-out  of  any  such  New
Programming.

         3. Except as expressly set forth in Schedule B hereto (with respect to FBC programming) and Schedule C hereto (with respect to FCN programming), Sinclair and River City confirm that neither Sinclair nor River City has any obligation or commitment that would interfere or conflict with in-pattern clearance on the Stations of existing or announced FBC or FCN programming, which announced programming is set forth on Schedule D hereto, and that all agreements that require Sinclair or River City to broadcast programming in time periods that conflict with in-pattern clearance of existing or announced FBC or FCN programming shall be permitted to expire on the earliest possible dates under such agreements without renewal or extension by Sinclair or River City, unless any such renewal or extension would not conflict with in-pattern clearances of any FBC or FCN programming.


         4. Except as otherwise specifically set forth herein, the Affiliation Agreements for each of the Stations shall be amended or replaced to (a) provide for a new five-year term commencing as of the date hereof (the "Commencement
Date") and (b) give [*]                right to renew all such agreements for an
additional  period of five years [*]
                     ; provided however, that FBC shall be required to notify Sinclair in writing of its intent to renew [*]. If FBC elects to renew the agreements, it shall be required to renew all such

The information below marked by * and [ ] has been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Commission.

agreements for each of the Stations that remain owned and/or operated by Sinclair at the time; provided, however, in the event that any of the Stations owned and/or operated by Sinclair has materially breached its Affiliation Agreement and continued such breach after written notification of the breach by FBC beyond the applicable cure period provided for in the Affiliation Agreement, FBC shall have the right to renew selectively any or all of the Affiliation Agreements. [*]









         5. Each of the stations shall be required to clear the FCN afternoon block in pattern from 3:00 to 5:00 p.m. except as otherwise specified in Schedule C. [*]



         6. The parties hereto acknowledge and agree that each would have no adequate remedy at law if the other party were to fail to fulfill the obligations undertaken and confirmed herein, and that the right to specific performance is essential to protect each party's rights and interests hereunder. Accordingly, in addition to any other remedies that any party may have hereunder, under the Affiliation Agreements, or at law or in equity, or otherwise and notwithstanding any other provision hereof, each party shall have the right to have all obligations, undertakings, agreements of the other party under this Letter Agreement specifically performed by such other party and to obtain an order or decree of such specific performance in any of the courts of the United States or of any state or other political subdivision thereof.

         7. Subject to the right specified above to seek an order of specific performance of any provision hereof, any demand or claim shall be resolved by arbitration. Specifically, in the event of any such claim or demand arising out of this Letter Agreement or any modification or extension of this Letter Agreement (including the question of whether any particular matter is arbitrable hereunder) that cannot be resolved by the parties, the complaining party (the "Complainant") shall serve upon the other party or parties to the controversy, dispute or claim (the "Other Party") a written demand for arbitration stating the substance of the controversy, dispute or claim and the contention of the Complainant. The Complainant shall refer the dispute to the American Arbitration Association ("AAA") to resolve all points of disagreement in accordance with the AAA rules then in effect. The parties hereto agree to abide by all awards and decisions rendered in the arbitration proceeding in accordance with the foregoing, and all such awards and decisions may be filed, if necessary, by the prevailing party with any court

The information below marked by * and [ ] has been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Commission.



having jurisdiction over the person or property of the other party as a basis for judgment and the issuance of execution thereon. The parties acknowledge that time is of the essence to the matters contained herein, and any arbitration shall be conducted pursuant to expedited procedures. The fee of the arbitrator(s) and related expenses of arbitration shall be apportioned among the parties as determined by the arbitrator(s).

         8. Paragraph 3 of the "General Matters" Section of the November 1994 Agreement is hereby deleted and replaced with the following:


               During the current term or first renewal term (both as provided for in paragraph 4 hereof) of any FBC or FBC/FCN Affiliation Agreement for [*]


                                    However,  FBC and its related entities shall
               not be restricted in any manner from acquiring any interest in any station, including stations located in markets in which Sinclair operates FBC or FCN affiliates; provided, however, if FBC, any affiliate, subsidiary or related companies of FBC or its parent, or any other entities in which the foregoing have an interest ("Fox") acquires all of, or a controlling ownership interest in, another station in a market in which one of the Stations specified in the preceding sentence is located and determines to operate the station being acquired as an FBC affiliate, FBC may terminate the affiliation of the affected Sinclair Station only if FBC first offers Sinclair or its designee in writing (accompanied by financials of the station reasonably sufficient to enable Sinclair to perform a valuation) the right to acquire Fox's interest (at a price which shall be the fair market value of the station), and Sinclair rejects the offer in writing. If Sinclair fails to respond to the offer within thirty (30) days of receipt of Fox's notice, Sinclair shall be deemed to have rejected the offer. If Sinclair wishes to purchase the station, [*]

The information below marked by * and [ ] has been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Commission.


               [*]

               If Sinclair or its designee purchases the station, it shall operate the station as an FBC affiliate pursuant to a standard-form FBC Affiliation Agreement, to be effective at the conclusion of any existing afiliation agreement for the station. If Sinclair declines the offer, Fox may proceed with the acquisition and then terminate the Affiliation Agreement.

         9. [*]







AGREEMENTS WITH RESPECT TO INDIVIDUAL STATIONS

         10. As soon as possible and no later than 60 days from the date hereof, the parties shall amend or enter into new Affiliation Agreements for each Station to reflect the understandings set forth herein. Failure to amend or enter into such Affiliation Agreements shall not impair any such right, power or privilege under this Letter Agreement or be construed as a waiver of any default or acquiescence therein.

         WBFF, Baltimore, Maryland ("WBFF")

         11. [*]

The information below marked by * and [ ] has been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Commission.


[*]



         12. Cunningham Communications, Inc. reaffirms its commitment set forth in the November 1994 Agreement to make available to FBC during the term of the WBFF FBC Affiliation Agreement space on the WBFF tower to accommodate two microwave dishes (and related transmitter equipment space) and one small television camera at a monthly rental fee of [*]. Such space shall be made available to FBC within thirty (30) days of the date hereof. FBC shall give WBFF the right to switch into the signal from the FBC camera for use on WBFF telecasts at no cost to Sinclair.

         WTTE, Columbus, Ohio ("WTTE")

         13.[*]








         14. [*]









         15. [*]



         WPGH-TV, Pittsburgh, Pennsylvania ("WPGH")

         16.  [*]





         WDKY-TV, Danville, Kentucky ("WDKY")


         17.  Sinclair  and  FBC  shall  enter  into  a  standard-form   FBC/FCN
Affiliation Agreement, subject to such modifications as are necessary to reflect the

The information below marked by * and [ ] has been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Commission.



terms of this agreement. The Agreement shall require WDKY to broadcast all New Programming as soon as reasonably possible after such New Programming is
available but no later than [*]             following  receipt of written notice
from FBC or FCN regarding the roll-out of any such New Programming.


         KDSM-TV, Des Moines, Iowa ("KDSM")

         18. [*]










         WYZZ-TV, Bloomington, Illinois ("WYZZ")

         19. [*]







         WSMH, Flint, Michigan ("WSMH")

         20. Sinclair and FBC shall enter into a standard-form FBC/FCN Affiliation Agreement, subject to such modifications as are necessary to reflect the terms of this Agreement, which shall require WSMH to broadcast all New Programming as soon as possible after such New Programming is available but no
later than [*]             following  receipt of written  notice from FBC or FCN
regarding the roll-out of any such New Programming

         21. [*]

The information below marked by * and [ ] has been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Commission.


[*]










         WTTO, Birmingham, Alabama ("WTTO")

         22. [*]

















         WTVZ, Norfolk, Virginia ("WTVZ") and WLFL, Raleigh, North Carolina ("WLFL")

         23. Until expiration of the FBC Affiliation Agreements for each of WTVZ and WLFL on August 31, 1998, Sinclair shall broadcast in pattern all New Programming on each station as soon as reasonably possible after such New
Programming is offered by FBC but no later than [*]            following receipt
of written notice from FBC or FCN regarding the roll-out of any such New Programming; provided, however, [*]




Neither  of these  FBC  Affiliation  Agreements  will be  extended  or  renewed.
Notwithstanding   the  August  31,  1998   expiration  of  the  FBC  Affiliation
Agreements,

The information below marked by * and [ ] has been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Commission.



each of WTVZ and WLFL shall remain entitled to receive their respective shares of retransmission consent revenues throughout the period that the existing retransmission consents remain in effect.

         WTTA, St. Petersburg, Florida ("WTTA"), WCGV-TV, Milwaukee, Wisconsin ("WCGV") and KSMO-TV, Kansas City, Missouri ("KSMO")

         24. The parties shall execute new FCN Affiliation Agreements for each of these stations providing for five-year terms from the Commencement Date.
[*]




         25. [*]










         26. [*]





          27.  [*]



          28. This Letter Agreement shall be binding on the successors and permitted assigns of each of the parties hereto.

          If  the  foregoing  is  in   accordance   with  our   agreements   and
understandings, please sign a copy of this Letter Agreement in the space provided below.

                                    Very truly yours,

                                    FOX BROADCASTING COMPANY

                                    By:  /s/ Lan Corbi
                                         ------------------------
                                         Lana Corbi, Executive Vice President



ACKNOWLEDGED AND AGREED:

SINCLAIR BROADCAST GROUP, INC.

By:  /s/ David D. Smith
     -------------------------------
     David D. Smith, President of
     Sinclair Broadcast Group, Inc.,
     Sinclair Communications, Inc.
     and each subsidiary thereof

ACKNOWLEDGED AND AGREED:
(For Purposes of the WBFF
Tower Rental Only)

CUNNINGHAM COMMUNICATIONS, INC.


By: /s/ David D. Smith
    ----------------------------
      David D. Smith, President


ACKNOWLEDGED AND AGREED:

RIVER CITY BROADCASTING, L.P.

By:
     ---------------------------
     Its General Partner

     By: /s/ Barry Baker
        ------------------------
         Barry Baker